Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of ACE Limited, a Swiss company (the “Company”), hereby constitutes and appoints Evan G. Greenberg, Philip V. Bancroft and Joseph F. Wayland, and each of them, the true and lawful attorneys-in-fact and agents of such undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of such undersigned, in any and all capacities, to sign a registration statement on Form S-4 (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended, of common shares of the Company to be issued in connection with the proposed transaction with The Chubb Corporation and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: July 27, 2015

Signature	Title

/s/ Evan G. Greenberg Evan G. Greenberg	Chairman, President, Chief Executive Officer, and Director

/s/ Philip V. Bancroft Philip V. Bancroft	Chief Financial Officer Principal Financial Officer

/s/ Paul B. Medini Paul B. Medini	Chief Accounting Officer Principal Accounting Officer

/s/ Michael G. Atieh Michael G. Atieh	Director

/s/ Mary A. Cirillo Mary A. Cirillo	Director

/s/ Michael P. Connors Michael P. Connors	Director

/s/ John A. Edwardson John A. Edwardson	Director

/s/ Robert M. Hernandez Robert M. Hernandez	Director

/s/ Peter Menikoff Peter Menikoff	Director

Signature	Title

/s/ Leo F. Mullin Leo F. Mullin	Director

/s/ Kimberly A. Ross Kimberly A. Ross	Director

/s/ Robert W. Scully Robert W. Scully	Director

/s/ Eugene B. Shanks, Jr. Eugene B. Shanks, Jr.	Director

/s/ Theodore E. Shasta Theodore E. Shasta	Director

/s/ David H. Sidwell David H. Sidwell	Director

/s/ Olivier Steimer Olivier Steimer	Director